Exhibit 99.1

Synaptics Reports Results for First Quarter Fiscal 2017

San Jose, CA – October 27, 2016 – Synaptics Incorporated (NASDAQ: SYNA), the leading developer of human interface solutions, today reported financial results for its first fiscal quarter ended September 30, 2016.

Net revenue for the first quarter of fiscal 2017 increased 19 percent sequentially and declined 18 percent over the comparable quarter last year to $386.2 million. GAAP net income for the first quarter of fiscal 2017 was up $10.8 million sequentially from a loss of $7.1 million and decreased 85 percent from the prior year period to $3.7 million, or $0.10 per diluted share.

Non-GAAP net income for the first quarter of fiscal 2017 increased 98 percent sequentially and declined 40 percent over the prior year period to $34.2 million, or $0.96 per diluted share. This includes a $2.8 million, or $0.07 per diluted share, charge related to an unexpected customer specific inventory charge for fingerprint products. (See attached table for a reconciliation of GAAP to non-GAAP financial measures.)

“We are pleased to report solid fiscal first quarter results, reflecting strong performance across several of our product platforms including our touch and display driver integration (TDDI) solutions, which reached 10 percent of total revenue during the period,” stated Rick Bergman, President and CEO. “The continued expansion of our TDDI and fingerprint sensor growth levers remain key drivers of our business in fiscal 2017 and, in addition to our investments in new areas such as OLED technology and automotive, are setting the stage for a return to growth.”

First Quarter 2017 Business Metrics

•	Revenue mix from mobile and PC products was approximately 86 percent and 14 percent respectively. Fingerprint ID products have been classified according to type of device.

•	Revenue from mobile products of $331.3 million was down 20 percent year-over-year. Mobile products revenue includes all touchscreen, display driver, and applicable fingerprint ID products.

•	Revenue from PC products totaled $54.9 million, a decrease of 5 percent year-over-year, and includes applicable fingerprint ID products.

Wajid Ali, CFO, added, “Considering our backlog of $279 million entering the typically front-end loaded December quarter, subsequent bookings, customer forecasts and product sell-in and sell-through timing patterns, and the resulting expected product mix, we anticipate revenue for the second quarter of fiscal 2017 to be in the range of $430 to $470 million. We expect the revenue mix from mobile and PC products to be approximately 87 percent and 13 percent, respectively.”

Cash at September 30, 2016 was $301 million. In the first quarter of fiscal 2017, the company used $25 million to repurchase approximately 508 thousand shares of its common stock.

Earnings Call Information

The Synaptics first quarter fiscal 2017 teleconference and webcast is scheduled to begin at 2:00 p.m. PT (5:00 p.m. ET), on Thursday, October 27, 2016, during which the company will provide forward-looking information. To participate on the live call, analysts and investors should dial 800-768-6544 (conference ID: 3583658) at least ten minutes prior to the call. Synaptics will also offer a live and archived webcast of the conference call, accessible from the “Investor Relations” section of the company’s Website at www.synaptics.com.

About Synaptics Incorporated

Synaptics is the pioneer and leader of the human interface revolution, bringing innovative and intuitive user experiences to intelligent devices. Synaptics’ broad portfolio of touch, display, and biometrics products is built on the company’s rich R&D, extensive IP and dependable supply chain capabilities. With solutions designed for mobile, PC and automotive industries, Synaptics combines ease of use, functionality and aesthetics to enable products that help make our digital lives more productive, secure and enjoyable. (NASDAQ: SYNA) www.synaptics.com.

Join Synaptics on Twitter, LinkedIn, and Facebook, or visit www.synaptics.com.

Use of Non-GAAP Financial Information

In evaluating its business, Synaptics considers and uses net income excluding share-based compensation, change in contingent consideration, and certain non-cash or non-recurring items as a supplemental measure of operating performance. Net income excluding share-based compensation, change in contingent consideration, and certain non-cash or non-recurring items is not a measurement of the company’s financial performance under GAAP and should not be considered as an alternative to GAAP net income. The company presents net income excluding share-based compensation, change in contingent consideration, and certain non-cash or non-recurring items because it considers it an important supplemental measure of its performance. The company believes this measure facilitates operating performance comparisons from period to period by eliminating potential differences in net income caused by the existence and timing of share-based compensation charges, change in contingent consideration, and certain non-cash or non-recurring items. Net income excluding share-based compensation, change in contingent consideration liability, and certain non-cash or non-recurring items has limitations as an analytical tool and should not be considered in isolation or as a substitute for the company’s GAAP net income. The principal limitations of this measure are that it does not reflect the company’s actual expenses and may thus have the effect of inflating its net income and net income per share.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business, and can be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements may include words such as “expect,” “anticipate,” “intend,” “believe,” “estimate,” “plan,” “target,” “strategy,” “continue,” “may,” “will,” “should,” variations of such words, or other words and terms of similar meaning. All forward-looking statements reflect our best judgment and are based on several factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Such factors include, but are not limited to, the risks as identified in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections of our Annual Report on Form 10-K for the fiscal year ended June 25, 2016, and other risks as identified from time to time in our Securities and Exchange Commission reports. Forward-looking statements are based on information available to us on the date hereof, and we do not have, and expressly disclaim, any obligation to publicly release any updates or any changes in our expectations, or any change in events, conditions, or circumstances on which any forward-looking statement is based. Our actual results and the timing of certain events could differ materially from the forward-looking statements. These forward-looking statements do not reflect the potential impact of any mergers, acquisitions, or other business combinations that had not been completed as of the date of this release.

For more information contact:

Jennifer Jarman

The Blueshirt Group

415-217-5866

jennifer@blueshirtgroup.com

(Tables to Follow)

SYNAPTICS INCORPORATED

CONSOLIDATED BALANCE SHEETS

(In millions except share data)

(Unaudited)

	September 30,	June 30,
	2016	2016
Assets
Current assets:
Cash and cash equivalents	$301.4	$352.2
Accounts receivables, net of allowances of $3.8 and $3.7, respectively	239.5	252.6
Inventories	152.9	146.4
Prepaid expenses and other current assets	32.2	28.9

Total current assets	726.0	780.1
Property and equipment at cost, net	109.4	112.7
Goodwill	206.8	206.8
Purchased intangibles, net	143.6	160.3
Non-current other assets	55.4	40.3

Total assets	$1,241.2	$1,300.2

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$153.8	$172.8
Accrued compensation	30.7	39.9
Income taxes payable	13.8	11.5
Acquisition-related liabilities	12.7	25.5
Other accrued liabilities	78.9	82.3
Current portion of long-term debt	15.0	18.8

Total current liabilities	304.9	350.8
Long-term debt	213.2	216.7
Non-current portion of acquisition-related liabilities	6.4	6.2
Deferred tax liabilities	5.2	9.0
Other long-term liabilities	12.7	12.5

Total liabilities	542.4	595.2
Commitments and contingencies
Stockholders’ equity:
Preferred stock;
$.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock;
$.001 par value; 120,000,000 shares authorized; 59,679,709 and 59,532,148 shares issued, and 34,851,639 and 35,212,141 shares outstanding, respectively	0.1	0.1
Additional paid in capital	944.0	928.6
Less: 24,828,070 and 24,320,007 treasury shares, respectively, at cost	(917.3)	(892.3)
Accumulated other comprehensive income	3.0	3.3
Retained earnings	669.0	665.3

Total stockholders’ equity	698.8	705.0

Total liabilities and stockholders’ equity	$1,241.2	$1,300.2

SYNAPTICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In millions except per share data)

(Unaudited)

	Three Months Ended
	September 30,
	2016	2015
Net revenue	$386.2	$470.0
Acquisition and integration related costs (1)	12.2	14.5
Cost of revenue	250.6	291.7

Gross margin	123.4	163.8
Operating expenses
Research and development	73.4	80.5
Selling, general, and administrative	34.6	40.2
Acquisition related costs, net (2)	4.5	7.4
Restructuring costs (3)	5.3	1.9

Total operating expenses	117.8	130.0

Operating income	5.6	33.8
Interest and other expense, net	(0.9)	(0.8)

Income before provision for income taxes	4.7	33.0
Provision for income taxes	1.0	9.2

Net income	$3.7	$23.8

Net income per share:
Basic	$0.11	$0.65

Diluted	$0.10	$0.62

Shares used in computing net income per share:
Basic	34.8	36.8

Diluted	35.6	38.2

(1)	These acquisition and integration related costs consist primarily of amortization associated with certain acquired intangible assets associated with acquisitions.
(2)	These acquisition related costs, net consist primarily of changes in contingent consideration and amortization associated with certain acquired intangible assets.
(3)	Restructuring costs primarily include severance costs and facility consolidation costs associated with operational restructurings.

SYNAPTICS INCORPORATED

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

(In millions except per share data)

(Unaudited)

	Three Months Ended
	September 30,
	2016	2015
GAAP gross margin	$123.4	$163.8
Acquisition and integration related costs	12.2	14.5
Share-based compensation	0.5	0.4

Non-GAAP gross margin	$136.1	$178.7

GAAP gross margin - percentage of revenue	32.0%	34.9%
Acquisition and integration related costs - percentage of revenue	3.1%	3.1%
Share-based compensation - percentage of revenue	0.1%	0.1%

Non-GAAP gross margin - percentage of revenue	35.2%	38.0%

GAAP research and development expense	$73.4	$80.5
Share-based compensation	(7.8)	(6.5)

Non-GAAP research and development expense	$65.6	$74.0

GAAP selling, general, and administrative expense	$34.6	$40.2
Share-based compensation	(6.3)	(5.0)

Non-GAAP selling, general, and administrative expense	$28.3	$35.2

GAAP operating income	$5.6	$33.8
Acquisition and integration related costs	16.7	21.9
Share-based compensation	14.6	11.9
Restructuring costs	5.3	1.9

Non-GAAP operating income	$42.2	$69.5

GAAP net income	$3.7	$23.8
Acquisition and integration related costs	16.7	21.9
Share-based compensation	14.6	11.9
Restructuring costs	5.3	1.9
Other non-cash items, net	(0.1)	(0.2)
Tax adjustments	(6.0)	(2.4)

Non-GAAP net income	$34.2	$56.9

GAAP net income per share - diluted	$0.10	$0.62
Acquisition and integration related costs	0.47	0.57
Share-based compensation	0.41	0.31
Restructuring costs	0.15	0.05
Tax adjustments	(0.17)	(0.06)

Non-GAAP net income per share - diluted	$0.96	$1.49

SYNAPTICS INCORPORATED

CONDENSED CONSOLIDATED CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended
	September 30,
	2016	2015
Net Income	$3.7	$23.8
Non-cash operating items	34.2	38.5
Changes in working capital	(37.9)	(50.0)

Provided by operations	—	12.3

Fixed asset & intangible asset purchases	(5.7)	(14.3)
Proceeds from sales and maturities of investments	—	0.6
Investment in direct financing lease	(14.3)	—

Used in investing	(20.0)	(13.7)

Treasury shares purchased	(25.0)	(125.0)
Equity compensation, net	1.2	2.6
Acquisition related	—	—
Debt related, net	(7.5)	(1.9)

Used in financing	(31.3)	(124.3)

Effect of exchange rate changes on cash and cash equivalents	0.5	0.3

Net change in cash and cash equivalents	(50.8)	(125.4)

Cash and cash equivalents at beginning of period	352.2	399.9

Cash and cash equivalents at end of period	$301.4	$274.5

Cash paid for taxes	$2.9	$20.2

Cash refund on taxes	$0.7	$9.7